Guardant Health Reports Fourth Quarter and Full Year 2022 Financial Results and Provides 2023 Outlook
Q4 clinical and biopharma volumes up 41% and 24% year over year
PALO ALTO, Calif. February 23, 2023 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics, today reported financial results for the quarter and full year ended December 31, 2022.
Fourth Quarter 2022 Financial Highlights
•Revenue of $126.9 million for the fourth quarter of 2022, an increase of 17% over the fourth quarter of 2021.
•Reported 36,000 tests to clinical customers and 8,200 tests to biopharmaceutical customers in the fourth quarter of 2022, representing an increase of 41% and 24%, respectively, over the fourth quarter of 2021.
Full Year 2022 Financial Highlights
•Revenue of $449.5 million for the full year 2022, an increase of 20% over the full year 2021.
•Reported 124,800 tests to clinical customers and 26,000 tests to biopharmaceutical customers in the full year 2022, representing an increase of 42% and 40%, respectively, over the full year 2021.
Recent Highlights
•Demonstrated 83% sensitivity and 90% specificity in pivotal ECLIPSE study evaluating Shield for colorectal cancer detection. Separately, Guardant Shield LDT has shown greater than 90% adherence in real world settings.
•Announced FDA approval for Guardant360 CDx as companion diagnostic for ORSERDU for treatment of patients with ESR1 mutations in ER+, HER2- advanced or metastatic breast cancer.
•Obtained coverage for Guardant360 CDx tests in lung and breast cancer from United Healthcare.
•Introduced Guardant Galaxy suite of advanced AI analytics in partnership with Lunit to enhance our portfolio of cancer tests starting with the Guardant360 TissueNext PD-L1 test, shown to improve biomarker detection by >20% in NSCLC.
“2022 marked another year of great progress at Guardant Health. We achieved record revenues and volumes during the year, launched new offerings in minimal residual disease with multi cancer Reveal and expanded market access for our tests. We also launched our Smart Liquid Biopsy platform, which we believe will drive the next chapter of growth for our oncology business and enable significant R&D efficiency and operating leverage. With the approval of our first companion diagnostic in breast cancer and expanded payor coverage, we are poised for continued strong growth in the year ahead,” said Helmy Eltoukhy, co-founder and co-CEO.
“In December, we reported successful results in our pivotal ECLIPSE study for colorectal cancer screening with 83% sensitivity at 90% specificity. With over 90% of individuals completing the blood-based screening test, Shield significantly improves adherence rates and adds an important new option for patients and healthcare providers to boost screening rates, detect more cancers and save countless lives,” said AmirAli Talasaz, co-founder and co-CEO. “We intend to complete our submission to FDA in the first quarter of 2023 as we continue our research and development efforts in screening for lung and additional cancers.”
Fourth Quarter 2022 Financial Results
Revenue was $126.9 million for the three months ended December 31, 2022, a 17% increase from $108.1 million for the three months ended December 31, 2021. Precision oncology revenue grew 28%, driven predominantly by an increase in clinical testing volume and biopharma sample volume, which grew 41% and 24%, respectively, over the prior year period. Development services and other revenue decreased by 33%, primarily due to a one-time catch-up royalty payment that was recognized in the fourth quarter of 2021.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $79.8 million for the fourth quarter of 2022, an increase of $5.1 million from $74.7 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 63%, as compared to 69% for the corresponding prior year period.
Operating expenses were $225.9 million for the fourth quarter of 2022, as compared to $172.9 million for the corresponding prior year period, an increase of 31%. Non-GAAP operating expenses were $201.2 million for the fourth quarter of 2022, as compared to $146.2 million for the corresponding prior year period.

Net loss attributable to Guardant Health, Inc. common stockholders was $139.9 million for the fourth quarter of 2022, as compared to $90.9 million for the corresponding prior year period. Net loss per share attributable to Guardant Health, Inc. common stockholders was $1.36 for the fourth quarter of 2022, as compared to $0.89 for the corresponding prior year period. Non-GAAP net loss was $119.6 million for the fourth quarter of 2022, as compared to $70.4 million for the corresponding prior year period. Non-GAAP net loss per share was $1.17 for the fourth quarter of 2022, as compared to $0.69 for the corresponding prior year period.
Adjusted EBITDA loss was $109.8 million for the fourth quarter of 2022, as compared to a $64.6 million loss for the corresponding prior year period.
Full Year 2022 Financial Results
Revenue was $449.5 million for the year ended December 31, 2022, a 20% increase from $373.7 million for the year ended December 31, 2021. Precision oncology revenue grew 29%, driven predominantly by an increase in clinical testing volume and biopharma sample volume, which grew 42% and 40%, respectively, over the prior year period. Development services and other revenue decreased by 17%, primarily due to the change in collaboration projects with biopharmaceutical customers for companion diagnostic development and regulatory approval services, and discontinuation of our Guardant-19 tests in August 2021, partially offset by revenues earned from licensing our technologies, and providing data services during the year ended December 31, 2022.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $293.2 million for 2022, an increase of $42.5 million from $250.7 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 65%, as compared to 67% for the corresponding prior year period.
Operating expenses were $837.6 million for 2022, as compared to $661.7 million for the corresponding prior year period, an increase of 27%. Non-GAAP operating expenses were $736.6 million for 2022, as compared to $506.8 million for the corresponding prior year period.
Net loss attributable to Guardant Health, Inc. common stockholders was $654.6 million for 2022, as compared to $405.7 million for the corresponding prior year period. Net loss per share attributable to Guardant Health, Inc. common stockholders was $6.41 for 2022, as compared to $4.00 for the corresponding prior year period. Non-GAAP net loss was $435.4 million for 2022, as compared to $251.7 million for the corresponding prior year period. Non-GAAP net loss per share was $4.26 for 2022, as compared to $2.48 for the corresponding prior year period.
Adjusted EBITDA loss was $403.4 million for 2022, as compared to a $231.5 million loss for the corresponding prior year period.
Cash, cash equivalents and marketable debt securities were $1.0 billion as of December 31, 2022.
2023 Guidance
Guardant Health expects full year 2023 revenue to be in the range of $525 million to $540 million, representing growth of 17% to 20% compared to full year 2022.
We expect full year 2023 operating expenses to be below full year 2022, and free cash outflow to be approximately $350 million in 2023.
Webcast Information
Guardant Health will host a conference call to discuss the fourth quarter and full year 2022 financial results after market close on Thursday, February 23, 2023 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.

Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss attributable to Guardant Health, Inc., common stockholders, non-GAAP net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted, and Adjusted EBITDA.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments, changes in estimated fair value of noncontrolling interest liability, adjustments relating to redeemable noncontrolling interest, contingent consideration, acquisition related expenses, amortization of intangible assets, fair value adjustments on marketable equity securities, impairment of other assets, and other non-recurring items.
Adjusted EBITDA is defined as net loss attributable to Guardant Health, Inc. common stockholders adjusted for interest income; interest expense; other income (expense), net; provision for income taxes; depreciation and amortization expense; stock-based compensation expense and related employer payroll tax payments; changes in estimated fair value of noncontrolling interest liability; adjustments relating to redeemable noncontrolling interest and contingent consideration; and, if applicable in a reporting period, acquisition-related expenses, and other non-recurring items.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain other items because we believe that these income (expenses) do not reflect expected future operating expenses. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics. The Guardant Health oncology platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has commercially launched Guardant360®, Guardant360 CDx, Guardant360 TissueNext™, Guardant360 Response™, and GuardantOMNI® tests for advanced stage cancer patients, and Guardant Reveal™ for early-stage cancer patients. The Guardant Health screening portfolio, including the Shield™ test, aims to address the needs of individuals eligible for cancer screening.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2022, and any current and periodic reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.

Investor Contact:
investors@guardanthealth.com
Media Contact:
press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Revenue:
Precision oncology testing	$113,797	$88,707	$392,049	$304,312
Development services and other	13,094	19,401	57,489	69,341
Total revenue	126,891	108,108	449,538	373,653
Costs and operating expenses:
Cost of precision oncology testing	43,706	32,254	148,199	110,396
Cost of development services and other	3,415	1,168	8,126	12,516
Research and development expense	106,578	73,021	373,807	263,221
Sales and marketing expense	81,423	59,599	299,828	191,881
General and administrative expense	37,888	40,274	163,956	206,640
Total costs and operating expenses	273,010	206,316	993,916	784,654
Loss from operations	(146,119)	(98,208)	(544,378)	(411,001)
Interest income	2,150	653	6,069	3,930
Interest expense	(644)	(643)	(2,577)	(2,577)
Other income (expense), net	5,281	25,898	(12,778)	25,178
Fair value adjustments of noncontrolling interest liability	—	—	(99,785)	—
Loss before provision for income taxes	(139,332)	(72,300)	(653,449)	(384,470)
Provision for income taxes	602	11	1,139	300
Net loss	(139,934)	(72,311)	(654,588)	(384,770)
Adjustment of redeemable noncontrolling interest	—	(18,600)	—	(20,900)
Net loss attributable to Guardant Health, Inc. common stockholders	$(139,934)	$(90,911)	$(654,588)	$(405,670)
Net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	$(1.36)	$(0.89)	$(6.41)	$(4.00)
Weighted-average shares used in computing net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	102,516	101,697	102,178	101,314

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share data)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$141,647	$492,202
Short-term marketable debt securities	869,584	440,546
Accounts receivable, net	97,256	97,652
Inventory, net	51,598	30,674
Prepaid expenses and other current assets, net	31,509	53,052
Total current assets	1,191,594	1,114,126
Long-term marketable debt securities	—	698,034
Property and equipment, net	167,920	124,461
Right-of-use assets, net	174,001	189,443
Intangible assets, net	11,727	14,207
Goodwill	3,290	3,290
Other assets, net	61,453	60,938
Total Assets	$1,609,985	$2,204,499
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	175,817	105,361
Noncontrolling interest liability	—	78,000
Deferred revenue	17,403	11,326
Total current liabilities	193,220	194,687
Convertible senior notes, net	1,137,391	1,134,821
Long-term operating lease liabilities	210,015	226,053
Other long-term liabilities	9,179	3,933
Total Liabilities	1,549,805	1,559,494
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 102,619,383 and 101,767,446 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	1,742,114	1,657,593
Accumulated other comprehensive loss	(19,522)	(4,764)
Accumulated deficit	(1,662,413)	(1,007,825)
Total Stockholders’ Equity	60,180	645,005
Total Liabilities and Stockholders’ Equity	$1,609,985	$2,204,499

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

GAAP cost of precision oncology testing	$43,706	$32,254	$148,199	$110,396
Amortization of intangible assets	(351)	(152)	(933)	(601)
Stock-based compensation expense and related employer payroll tax payments	(1,793)	(1,174)	(5,575)	(3,623)
Non-GAAP cost of precision oncology testing	$41,562	$30,928	$141,691	$106,172

GAAP research and development expense	$106,578	$73,021	$373,807	$263,221
Stock-based compensation expense and related employer payroll tax payments	(8,071)	(5,696)	(26,928)	(19,370)
Contingent consideration	(2,577)	—	(5,229)	—
Non-GAAP research and development expense	$95,930	$67,325	$341,650	$243,851

GAAP sales and marketing expense	$81,423	$59,599	$299,828	$191,881
Amortization of intangible assets	—	—	(201)	—
Stock-based compensation expense and related employer payroll tax payments	(7,399)	(5,208)	(25,666)	(15,762)
Non-GAAP sales and marketing expense	$74,024	$54,391	$273,961	$176,119

GAAP general and administrative expense	$37,888	$40,274	$163,956	$206,640
Amortization of intangible assets	(339)	(339)	(1,346)	(1,347)
Stock-based compensation expense and related employer payroll tax payments	(6,240)	(14,951)	(37,282)	(116,105)
Contingent consideration	(110)	(535)	(4,305)	(2,380)
Non-GAAP general and administrative expense	$31,199	$24,449	$121,023	$86,808

GAAP loss from operations	$(146,119)	$(98,208)	$(544,378)	$(411,001)
Amortization of intangible assets	690	491	2,480	1,948
Stock-based compensation expense and related employer payroll tax payments	23,503	27,029	95,451	154,860
Contingent consideration	2,687	535	9,534	2,380
Non-GAAP loss from operations	$(119,239)	$(70,153)	$(436,913)	$(251,813)

GAAP net loss	$(139,934)	$(72,311)	$(654,588)	$(384,770)
Amortization of intangible assets	690	491	2,480	1,948
Stock-based compensation expense and related employer payroll tax payments	23,503	27,029	95,451	154,860
Contingent consideration	2,687	535	9,534	2,380
Unrealized (gains) losses on marketable equity securities	(5,437)	—	7,793	—
Impairment of other assets	—	—	5,261	—
Fair value adjustments of noncontrolling interest liability	—	—	99,785	—
Non-recurring other income	(1,100)	(26,100)	(1,100)	(26,100)
Non-GAAP net loss	$(119,591)	$(70,356)	$(435,384)	$(251,682)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(139,934)	$(90,911)	$(654,588)	$(405,670)
Amortization of intangible assets	690	491	2,480	1,948
Stock-based compensation expense and related employer payroll tax payments	23,503	27,029	95,451	154,860
Contingent consideration	2,687	535	9,534	2,380
Non-recurring other income	(1,100)	(26,100)	(1,100)	(26,100)
Unrealized (gains) losses on marketable equity securities	(5,437)	—	7,793	—
Impairment of other assets	—	—	5,261	—
Fair value adjustments of noncontrolling interest liability	—	—	99,785	—
Adjustment of redeemable noncontrolling interest	—	18,600	—	20,900
Non-GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(119,591)	$(70,356)	$(435,384)	$(251,682)

GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(1.36)	$(0.89)	$(6.41)	$(4.00)
Non-GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(1.17)	$(0.69)	$(4.26)	$(2.48)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	102,516	101,697	102,178	101,314

Guardant Health, Inc.
Reconciliation of GAAP Net Loss Attributable to Guardant Health, Inc. Common Stockholders
to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(139,934)	$(90,911)	$(654,588)	$(405,670)
Interest income	(2,150)	(653)	(6,069)	(3,930)
Interest expense	644	643	2,577	2,577
Other (income) expense, net	(5,281)	(25,898)	12,778	(25,178)
Provision for income taxes	602	11	1,139	300
Depreciation and amortization	10,169	6,090	35,962	22,271
Stock-based compensation expense and related employer payroll tax payments	23,503	27,029	95,451	154,860
Contingent consideration	2,687	535	9,534	2,380
Fair value adjustments of noncontrolling interest liability	—	—	99,785	—
Adjustment of redeemable noncontrolling interest	—	18,600	—	20,900
Adjusted EBITDA	$(109,760)	$(64,554)	$(403,431)	$(231,490)